                                                                       EXHIBIT 4







                     CANADA MORTGAGE AND HOUSING CORPORATION

                                U.S.$750,000,000

              4.80% UNITED STATES DOLLAR BONDS DUE OCTOBER 1, 2010




                          -----------------------------

                             FISCAL AGENCY AGREEMENT

                          -----------------------------



                          DATED AS OF NOVEMBER 16, 2005

                                                                       EXHIBIT 4



                     CANADA MORTGAGE AND HOUSING CORPORATION


FISCAL AGENCY AGREEMENT dated as of November 16, 2005, between Canada Mortgage and Housing Corporation ("CMHC"), a federal Crown corporation and an agent of Her Majesty in right of Canada and Royal Bank of Canada, London Branch, a Canadian chartered bank, as fiscal agent, transfer agent, registrar and principal paying agent.

1. UNDERWRITING AGREEMENT. CMHC has entered into an Underwriting Agreement dated November 7, 2005 (the "UNDERWRITING AGREEMENT") with CIBC World Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation as representatives of the several underwriters listed on Schedule II thereto (the "REPRESENTATIVES"), providing for the issue and sale by CMHC of U.S.$750,000,000 aggregate principal amount of 4.80% United States Dollar Bonds due October 1, 2010 (the "BONDS").

2. APPOINTMENT OF REGISTRAR; PAYING AGENTS

         (a) CMHC, hereby appoints Royal Bank of Canada, London Branch, at present having its principal office at 71 Queen Victoria Street, London EC4V 4DE, England, as fiscal agent, transfer agent, registrar and principal paying agent of CMHC for the Bonds, upon the terms and conditions set forth herein. Royal Bank of Canada, London Branch, accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar and principal paying agent is hereinafter referred to as the "Registrar".

         (b) CMHC may from time to time appoint one or more additional agents (hereinafter called a "PAYING AGENT" or the "PAYING AGENTS") for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as CMHC may determine pursuant to a written paying agency agreement (a "PAYING AGENCY AGREEMENT"). CMHC may at any time terminate the appointment of any Paying Agent; provided that if definitive bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, CMHC will appoint and maintain a Paying Agent in Luxembourg and in such circumstances CMHC will also maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC of June 3, 2003. Upon the appointment of a Paying Agent in Luxembourg and in the event of a change in the Luxembourg Paying Agent, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger d'Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. CMHC will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by CMHC (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

3. FORM.

         (a) The Bonds shall initially be issued in the form of two fully registered global certificates without coupons, one in the principal amount of U.S.$ 500,000,000 and one in the principal amount of U.S.$250,000,000 (such registered global certificates and any registered global certificate issued upon any transfer or exchange thereof or in replacement therefor are hereinafter collectively referred to as the "GLOBAL BOND"). The Global Bond shall be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC") and held by DTC. Except in respect of the payment of Additional Amounts, as long as DTC or its nominee is the registered holder of the Global Bond it will be considered the sole owner and holder of the Bonds for all purposes hereunder and under the Global Bond. None of CMHC, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records of Cede & Co., DTC, The Canadian Depositary for Securities Limited, Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System or any successor in that capacity relating to payments made by such clearing systems on account of beneficial interests in the Global Bond. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bond will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered owners or holders thereof under this Agreement. The Global Bond will be substantially in the form attached hereto as Exhibit 1.

         (b) All Bonds (including the Global Bond) shall be executed on behalf of CMHC by the signature, manual or in facsimile, of any two of the President, the Executive Director, Securitization and Treasury, the Treasurer and the Manager Funding or other authorized officer and shall be sealed with the manual or facsimile seal of CMHC. In the event that any officer of CMHC who shall have signed or whose facsimile signature shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be such official of CMHC.

4. AUTHENTICATION. The Registrar shall, upon receipt of Bonds duly executed on behalf of CMHC, together with a written order or orders to authenticate and deliver Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of CMHC and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 of this Agreement. Except as provided in Section 9(d) of this Agreement, the total amount of the Bonds to be issued and outstanding at any time, whether in the form of a Global Bond or Bonds in definitive registered form, issued in exchange for the Global Bond, shall not exceed U.S. $750,000,000 in aggregate principal amount, plus the aggregate principal amount of any additional Bonds issued by CMHC pursuant to any supplement hereto in accordance with Section 15 of this Agreement.


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                                      -3-



5. REGISTRATION, TRANSFERS AND EXCHANGES.

         (a) The Registrar, as agent of CMHC for such purpose, shall at all times keep at its principal offices in the City of London, England, a register or registers (hereinafter the "REGISTER" or "REGISTERS") for the registration of Bonds and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders of Bonds and the particulars of the Bonds held by them. Subject to Section 6 hereof, upon surrender for registration of transfer of any Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds for a like aggregate principal amount. Subject to Section 6 hereof, upon surrender of any Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or Bonds of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of the Bonds. CMHC and the Registrar shall not be required to make any exchange of Bonds if as a result thereof, CMHC would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

         (b) All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

         (c) All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar, which form shall be in accordance with the prevailing Canadian transfer regulations and practices and duly executed by the registered holder or its duly authorized attorney.

         (d) The Registrar shall not impose any service charge on the registered holder on any such registration of transfer or exchange of Bonds; however, CMHC may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

         (e) CMHC, the Registrar and any Paying Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond, subject to the provisions of the Global Bond, whether or not such Bond be overdue, and none of CMHC, the Registrar or any Paying Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to CMHC, the Registrar and any Paying Agent for the amount so paid.

         (f) The Registrar shall not be required to register any transfer or exchange of Bonds during the period from (i) any Regular Record Date (as defined in the Bonds) to the corresponding Interest Payment Date (as defined in the Bonds) or Maturity Date (as defined in the Bonds) or (ii) from the close of business on the 15th calendar day preceding the date of early redemption of the Bonds (the "REDEMPTION RECORD DATE") to the date of early redemption of the Bonds (the "REDEMPTION DATE") and for the purposes of any interest payment made in accordance with

Section 7(b) or (c) hereof, such payment shall be made to those persons in whose names the Bonds are registered on such Regular Record Date or Redemption Record Date, as the case may be.

6. SPECIAL PROVISIONS RELATING TO THE GLOBAL BOND.

         (a) Unless the Global Bond is presented by an authorized representative of DTC to CMHC, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of a nominee of DTC as requested by such authorized representative and any payment is made to such nominee of DTC, any transfer, pledge or other use of the Global Bond for value or otherwise shall be wrongful since the registered holders thereof have an interest therein.

         (b) Except as provided in this subparagraph, Bonds will not be issued in definitive registered form. If at any time DTC notifies CMHC that it is unwilling or unable to continue as depositary for the Global Bond or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, CMHC shall appoint a successor depositary with respect to the Global Bond. If a successor depositary for the Global Bond is not appointed by CMHC within 90 days after CMHC receives such notice or becomes aware of such ineligibility, CMHC shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$5,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

         (c) CMHC may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bond. In such event CMHC shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$5,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

         (d) Upon the exchange of the Global Bond for Bonds in definitive registered form, the Registrar shall cancel such Global Bond and shall reduce the holdings of Cede & Co. on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bond pursuant to this section shall be registered in such name as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or CMHC. The Registrar shall deliver such Bonds in definitive registered form to or as directed by the persons in whose names such definitive registered Bonds are so registered and shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

         (e) All Bonds in definitive registered form issued upon the exchange of the Global Bond shall be valid obligations of CMHC, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bond surrendered upon such exchange.

7. PAYMENT.

         (a) CMHC will pay to the Registrar, in same day funds, in United States dollars, to an account to be specified by the Registrar, on the day on which the same shall become due (or the next following Business Day if such due date falls upon a day which is not a Business Day as defined below), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds, and CMHC hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes hereof, "BUSINESS DAY" means a day on which banking institutions in The City of New York, the City of London, England, The city of Toronto or the applicable place of payment are not authorized or obligated by law or executive order to be closed.

         (b) Payment of principal and interest on the Global Bond shall be made by the Registrar to Cede & Co., as nominee of DTC in United States dollars in accordance with the regular procedures established from time to time by DTC and the Registrar.

         (c) Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6(b) hereof shall be made in United States dollars at the office of the Registrar in the City of London, England, or at the office of any Paying Agent appointed by CMHC for such purpose pursuant to this Fiscal Agency Agreement and any Paying Agency Agreement. Payment of interest due prior to or on the Maturity Date or on any Redemption Date will be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. The Registrar or any Paying Agent appointed by CMHC for such purpose shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Bonds sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the due date is reasonably assured.

         (d) All monies paid to the Registrar under Section 7(a) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to CMHC without interest, and the registered holder of a Bond may thereafter look only to CMHC for any payment to which such holder may be entitled.

         (e) All monies paid to any Paying Agent for the payment of principal of or interest on any Bonds shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of such Bonds and shall be applied as set forth herein and in the Bonds.

8. MUTILATED, DESTROYED, STOLEN OR LOST BOND CERTIFICATES.

         (a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to CMHC. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to CMHC in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by CMHC of an indemnity satisfactory to it, CMHC shall execute a new certificate of like tenor, and upon written instructions from CMHC, the Registrar shall thereupon cancel the mutilated or defaced certificate or adjust the Register to reflect the destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

         (b) Whenever any Bond, alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued, is presented to the Registrar or any Paying Agent for payment at maturity or redemption or for registration of transfer or exchange, the Registrar or the Paying Agent, as the case may be, shall immediately notify CMHC in respect thereof and shall deal with such Bond only in accordance with CMHC's instructions.

9. MATURITY, REDEMPTION AND PURCHASES.

         (a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by CMHC, as provided below, the principal amount of the Bonds is due and payable on October 1, 2010.

         (b) In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of CMHC, as set forth in the Bonds, not less than 30 days and no more than 60 days prior to the date fixed for redemption, the Registrar shall cause to be published, in accordance with
Section 19(b) hereof, on behalf of CMHC a notice of redemption stating: (i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

         (c) CMHC may, if not in default under the Bonds, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause the Registrar to cancel any Bonds so purchased.

         (d) If CMHC elects to purchase and have cancelled any Bonds when Bonds have been issued in the form of a Global Bond, it may require the Registrar to register such cancellation and reduce or to instruct DTC to reduce the outstanding aggregate principal amount of the Global Bond in accordance with the regular procedures of DTC in effect at such time. In addition, upon

CMHC's cancellation of any such Bonds, the Registrar shall deem that the maximum amount of the Bonds to be issued and outstanding at any time (as described in Section 4 hereof) shall be reduced by the principal amount of the Bonds so cancelled.

10. CANCELLATION AND DESTRUCTION. All Bonds which are paid on the Maturity Date or the Redemption Date, or surrendered for registration of transfer or exchange for other certificates or replacement, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Bonds under this section or Section 8(a) or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a) hereof, furnish CMHC with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds in accordance with the instructions of CMHC and shall furnish to CMHC, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

11. (a) LIMIT ON LIABILITY. In acting under this Agreement, the Registrar and any Paying Agent are acting solely as agents of CMHC and do not assume any obligation or relationship of agency or trust for or with any of the holders of the Bonds, except that all funds held by the Registrar or any Paying Agent for payment of principal or interest shall be held in trust for the registered holders of Bonds as provided in this Agreement.

    (b) RIGHTS AND LIABILITIES OF REGISTRAR. The Registrar shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from CMHC made or given by it and sent, delivered or directed to the Registrar under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by the duly authorised representatives of and certified as such by CMHC.

    (c) RIGHT OF AGENT TO OWN BONDS. The Registrar and each Paying Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with CMHC and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or other obligations of CMHC as freely as if it were not the Registrar or a Paying Agent hereunder or they were not such officers, directors or employees.

12. EXPENSES AND INDEMNITY.

    (a) In connection with the Registrar's appointment and duties as Registrar, CMHC will pay the Registrar compensation in an amount separately agreed upon by CMHC and the Registrar. CMHC will indemnify and hold harmless the Registrar and each Paying Agent against all claims, actions, demands, damages, costs (including reasonable fees of counsel), losses or liability which may be incurred by the Registrar or any Paying Agent by reason of, or in connection with, the

Registrar's or any Paying Agent's appointment and duties as such, except as such result from any negligent act or omission, bad faith or wilful misconduct of the Registrar or any Paying Agent or their respective directors, officers, employees or agents. In addition, CMHC shall, pursuant, to arrangements separately agreed upon by CMHC and the Registrar, transfer to the Registrar, upon presentation of substantiating documentation satisfactory to CMHC, amounts sufficient to reimburse the Registrar for certain out-of-pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of CMHC under this subparagraph shall survive payment of the Bonds and resignation or removal of the Registrar.

         (b) The Registrar and each Paying Agent agrees to indemnify and hold harmless CMHC against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or wilful misconduct of the Registrar or any Paying Agent as the case may be or their respective directors, officers, employees or agents. The obligations of the Registrar and each Paying Agent under this subparagraph shall survive payment of the Bonds and resignation or removal of the Registrar.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity. An indemnifying party may participate at its own expense in the defence of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defence of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defences available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action). If an indemnifying party assumes the defence of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

13. (a) SUCCESSOR REGISTRAR.

         CMHC agrees that there shall at all times be a Registrar hereunder and that the Registrar shall be a Canadian or United States bank or trust company; provided that CMHC may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

         The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without CMHC's prior written consent. Any corporation into which the Registrar hereunder may be amalgamated, merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior approval of CMHC.

         (b) RESIGNATION. The Registrar may at any time resign by giving written notice to CMHC of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless CMHC shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. CMHC may remove the Registrar at any time by giving written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by CMHC of a successor Registrar and upon the acceptance of such appointment by such successor Registrar. Any Paying Agent may resign or may be removed at any time upon like notice, and CMHC in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents.

         (c) BANKRUPTCY OR INSOLVENCY OF REGISTRAR. The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

         (d) APPOINTMENT OF SUCCESSOR. Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, CMHC shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of CMHC and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder.

         (e) PAYMENT OF CERTAIN REGISTRAR'S FEES UPON TERMINATION. If the Registrar resigns or ceases to act as CMHC's fiscal agent in respect of the Bonds pursuant to Section 13(b) or (c) of this Agreement, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as CMHC's fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 of this Agreement.

14. MEETINGS OF HOLDERS OF BONDS.

         (a) The Registrar shall convene a meeting of the registered holders of the Bonds for any lawful purpose affecting their interests upon receipt of a written request of CMHC or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding and upon being indemnified as to its reasonable satisfaction by CMHC or the registered holders of Bonds signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, CMHC or such registered holders of Bonds, as the case may be, may convene such meeting. Every such meeting shall be held in The city of Toronto or such other place as may be approved or determined by CMHC.

         (b) At least 21 days notice of any meeting shall be given to the registered holders of the Bonds in the manner provided pursuant to the terms and conditions of the Bonds and a copy thereof shall be sent by post to the Registrar unless the meeting has been called by the Registrar, and to CMHC, unless the meeting has been called by CMHC. Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

         (c) A registered holder of Bonds may appoint any person by instrument in writing as the holder's proxy in respect of a meeting of the holders of Bonds or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Bonds in respect of such meeting. All written notices to DTC of meetings shall contain a requirement that the registered holders of Bonds must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

         (d) Some person, who need not be a registered holder of Bonds, nominated in writing by the Registrar shall be chairperson of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Bonds present in person or by proxy shall choose some person present to be chairperson, and, failing such choice, CMHC may appoint a chairperson.

         (e) At a meeting of registered holders of Bonds, a quorum shall consist of one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding. If a quorum of the registered holders of Bonds shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Bonds, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a day on which banking institutions in the city of Toronto and at the applicable place where the meeting is to take place are not authorized or obligated by law or executive order to be closed, in which case it shall stand adjourned until the next such day following thereafter) at the same time and place unless the chairperson appoints some other place in The city of Toronto or some other day or time of which not less than 7 days notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders of Bonds present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Bonds then outstanding.

         (f) The chairperson of any meeting at which a quorum of the registered holders of Bonds is present may, with the consent of the registered holder(s) of a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

         (g) Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairperson or demanded by a show of hands by one or more registered holders of Bonds acting in person or by proxy and holding at least 2% in principal amount of the Bonds then outstanding, a poll shall be taken in such manner as the chairperson shall direct.

         (h) On a poll each registered holder of Bonds present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each U.S.$5,000 principal amount of Bonds of which the person shall then be the registered holder. A proxy need not be a holder of Bonds. In the case of Bonds held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each U.S.$5,000 principal amount of Bonds of which they are joint registered holders.

         (i) CMHC and the Registrar, by their authorized representatives, officers and directors, and the financial and legal advisors of CMHC and the Registrar may attend any meeting of the registered holders of Bonds but shall have no vote as such.

         (j) Except as set forth in Section 18 hereof, the registered holders of the Bonds may modify or amend this Agreement and the Bonds by Extraordinary Resolution (as defined below). An Extraordinary Resolution in the form of a resolution duly passed at any such meeting shall be binding on all holders of Bonds, whether present or not, and an Extraordinary Resolution in the form of an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds in accordance with the definition below shall be binding on all holders of Bonds; however no such modification or amendment to this Agreement or the Bonds shall, without the consent of the registered holder of each such Bond affected thereby: (a) change the stated maturity of the principal of any Bond or change any interest payment date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Bond; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Bond; or (e) reduce the percentage of principal amount of Bonds necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

                  As long as the Bonds are listed on the Luxembourg Stock Exchange, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger d'Wort) or on the Luxemboug Stock Exchange website at www.bourse.lu.

                  The term "EXTRAORDINARY RESOLUTION" is defined as a resolution passed at a meeting of registered holders of Bonds held in accordance with the provisions of this Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount, of the outstanding Bonds.

         (k) Minutes of all resolutions and proceedings at every meeting of registered holders of Bonds held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of CMHC and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of the registered holders of Bonds, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

         (1) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of Bonds shall be binding upon all the holders of Bonds, whether present at or absent from such meeting, and every instrument in writing signed by holders of Bonds in accordance with paragraph (j) of this Section 14 shall be binding upon all the holders of Bonds (whether or not a signatory). Subject to the provisions of its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

         (m) The Registrar, or CMHC with the approval of the Registrar, may from time to time make and from time to time vary such regulations as it shall from time to time deem fit:

                  (i) for the deposit of instruments appointing proxies at such place as the Registrar, CMHC or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

                  (ii) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to CMHC or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

                  Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds shall be the registered holders thereof or their duly appointed proxies.

15. FURTHER ISSUES. CMHC may from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

16. REPORTS. The Registrar shall furnish to CMHC such reports as may be required by CMHC relative to the Registrar's performance under this Agreement. CMHC may, whenever it deems it necessary, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.

17. FORWARDING OF NOTICE. If the Registrar shall receive any notice or demand addressed to CMHC pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to CMHC.

18. AMENDMENTS. This Agreement and the Bonds may be amended or supplemented by CMHC and the Registrar, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 15 of this Agreement, or in any other manner which CMHC may deem necessary or desirable and which, in the reasonable opinion of CMHC and the Registrar shall not adversely affect the interests of the holders of the Bonds.

19. NOTICES.

         (a) Any communications from CMHC to the Registrar with respect to this Agreement shall be addressed to Royal Bank of Canada, London Branch, 71 Queen Victoria Street, London EC4V 4DE, England Attention: Bond Agency, Fax No. 020 7029 7946 and any communications from the Registrar to CMHC with respect to this Agreement shall be addressed to Canada Mortgage and Housing Corporation, 700 Montreal Road, Ottawa, Ontario, K1A OP7, Attention: Treasurer, Fax No. (613) 748-5147, (or such other address as shall be specified in writing by the Registrar or CMHC, as the case may be) and shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation of receipt by telephone, to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) Business Days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

(b) All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger d'Wort) or on the Luxemboug Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the second Business Day after such mailing.

20. GOVERNING LAW AND COUNTERPARTS. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. HEADINGS. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

22. ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.


                                    CANADA MORTGAGE AND HOUSING
                                    CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


Seal

                                            ROYAL BANK OF CANADA, LONDON BRANCH

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT 1

                              [Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to CMHC (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


SERIES:    GUS 5                        CUSIP:      135143AY1
REGISTERED NO. FR0001 [FR0002]           ISIN:   US135143AY10

                     CANADA MORTGAGE AND HOUSING CORPORATION
               4.80% UNITED STATES DOLLAR BOND DUE OCTOBER 1, 2010

Canada Mortgage and Housing Corporation, a federal Crown corporation and an agent of Her Majesty in right of Canada ("CMHC"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum set forth in Schedule One hereto from time to time (the "PRINCIPAL AMOUNT") in lawful money of the United States of America on October 1, 2010 (the "MATURITY DATE") (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon at the rate of 4.80% per annum from November 16, 2005 together with Additional Amounts (as defined herein), if any. Interest for the period from and including November 16, 2005 to but excluding April 1, 2006 will be payable on April 1, 2006 (the "FIRST INTEREST PAYMENT DATE"). Interest will thereafter be payable in two equal semi-annual instalments in arrears on April 1 and October 1 in each year (the First Interest Payment Date and each such date an "INTEREST PAYMENT DATE") until the principal hereof is paid.

This is a fully registered global bond (the "GLOBAL BOND") in respect of a duly authorized issue of debt securities of CMHC designated as its 4.80% United States Dollar Bonds due October 1, 2010 (the "BONDS"), initially limited in aggregate principal amount to U.S.$750,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a Fiscal Agency Agreement dated as of November 16, 2005 (the "FISCAL AGENCY AGREEMENT" which term includes any agreement supplemental thereto), between CMHC and Royal Bank of Canada, London Branch, as fiscal agent, transfer agent, registrar and principal paying agent (the "REGISTRAR", which term includes any successor as fiscal agent, transfer agent, registrar and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of CMHC, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract. The registered holder by acceptance of this Global Bond assents to and is deemed to have notice of the Fiscal Agency Agreement. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of the resolution of the Board of Directors of CMHC dated August 15, 2005 and the issue and sale of the Bonds has been approved by the Minister of Finance of Canada. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond constitutes a charge on and is payable out of the Consolidated Revenue Fund of Canada. This Global Bond constitutes a direct unconditional obligation of CMHC and as such carries the full faith and credit of Canada and constitutes a direct unconditional obligation of and by Canada. Each Bond ranks equally with all of CMHC's other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

Interest on this Global Bond will accrue from November 16, 2005 until the First Interest Payment Date and thereafter from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from November 16, 2005, until the principal hereof has been paid or duly made available for payment. Interest on this Global Bond will cease to accrue on the date fixed for redemption (as described hereinafter) or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 4.80% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and the principal payable on the maturity hereof will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at 5:00 p.m., New York time, on March 15 or September 15 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date or maturity, as the case may be (each such day a "REGULAR RECORD DATE"). Any such interest or principal, as the case may be, not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest or principal to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the applicable Interest Payment Date. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 thirty day months. For the purpose only of disclosure required by the Interest Act (Canada) and without affecting the interest payable on this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than a full year may be calculated by multiplying the nominal annual rate of interest by a fraction for which (A) the numerator is the actual number of days in a year commencing on and including the first day of such period and ending on but excluding the corresponding day in the next calendar year and (B) the denominator is 365 or 366, as the case may be.

In the event that the Maturity Date, any Redemption Date, or any Interest Payment Date with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. For purposes hereof, "BUSINESS DAY" means a day on which banking institutions in The City of New York, the City of London, England, The city of Toronto or the applicable place of payment are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal on such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the City of London, England, or at the office of any Paying Agent appointed by CMHC for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds. Payment of the principal of and interest on the Bonds will be made, in such coin or currency of the United States, as at the time of payment, is legal tender for payment of public and private debts.

The Principal Amount of this Global Bond may from time to time be reduced or increased by endorsement by the Registrar on Schedule One hereto in accordance with the terms of the Fiscal Agency Agreement.

Upon a further issue of bonds, as contemplated by the Fiscal Agency Agreement and the terms and conditions hereof, the Registrar may, if provided for in a supplemental Fiscal Agency Agreement allowing for a further issue of bonds, endorse Schedule One hereto to reflect the increase of the Principal Amount by an amount equal to the aggregate principal amount of bonds so issued and to be registered in the name of Cede & Co., whereupon the Principal Amount hereof shall be increased for all purposes by the amount so issued and so noted, or issue an additional Global Bond to evidence such further issue of bonds. In the event of any discrepancy between the Principal Amount of this Global Bond and the principal amount of this Global Bond as shown on the Register, the principal amount of this Global Bond as shown on the Register shall prevail.

This Global Bond is not subject to any sinking fund and is not redeemable at the option of CMHC, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to maturity.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, CMHC (subject to its rights of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the "ADDITIONAL AMOUNTS") as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond presented for payment:

         (a) by or on behalf of a holder who is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of the holder being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Bond; or

         (b) more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the "RELEVANT DATE" in relation to any Bond means whichever is the later of:

                  (i) the date on which the payment in respect of such Bond becomes due and payable; or

                  (ii) if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received.

Unless previously redeemed for tax reasons, as provided below, or repurchased by CMHC, the Principal Amount of this Global Bond is due and payable on October 1, 2010.

The Bonds may be redeemed at the option of CMHC in whole, but not in part, at any time, on giving not less than 30 days and no more than 60 days notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) CMHC has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after November 7, 2005, and (b) such obligation cannot be avoided by CMHC taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which CMHC would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, CMHC shall deliver to the Registrar a certificate signed by an officer of CMHC stating that CMHC is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CMHC so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the City of London, England, a register (herein, the "REGISTER") for the registration and registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the aforesaid office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at said office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of U.S.$5,000 and integral multiples thereof in an equal aggregate principal amount and having identical terms and conditions as this Global Bond except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges, but CMHC may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or Maturity Date or from the close of business on the 15th calendar day preceding the date of early redemption (the "REDEMPTION RECORD DATE") to the date of early redemption (the "REDEMPTION DATE"). Neither CMHC nor the Registrar shall be required to make any exchange of Bonds if as a result thereof, CMHC may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of CMHC, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place, and rate, and in the coin or currency, herein prescribed.

CMHC, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of CMHC, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of CMHC and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

CMHC's obligation to pay the Principal Amount of, and interest on, this Global Bond will cease if this Global Bond is not presented for payment within a period of two years and a claim for interest is not made within two years from the date on which such principal or interest, as the case may be, becomes due and payable.

CMHC and the Registrar may at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by CMHC and the Registrar, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which CMHC may deem necessary or desirable and which in the reasonable opinion of CMHC and the Registrar will not adversely affect the interests of the holders of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution in the form of a resolution duly passed at any such meeting shall be binding on all holders of Bonds, whether present or not and an Extraordinary Resolution in the form of an instrument in writing signed by holders of Bonds in accordance with the definition below shall be binding on all holders of Bonds; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the stated maturity of any such Bond or change any interest payment date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with any respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

As long as the Bonds are listed on the Luxembourg Stock Exchange, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger d'Wort) or on the Luxemboug Stock Exchange website at www.bourse.lu.

The term "EXTRAORDINARY RESOLUTION" is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of Bonds represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by CMHC or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger d'Wort) or on the Luxemboug Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery, or in the case of mailing, on the second Business Day after such mailing.

Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, CMHC, pursuant to due authorization of law, has caused this Global Bond to be duly executed by authorized representatives and the seal of CMHC to be imprinted hereon.


DATED: November 16, 2005                  CANADA MORTGAGE AND HOUSING
                                          CORPORATION

                                          By:
                                             -----------------------------------
                                                  Authorized Signing Officer

                                          By:
                                             -----------------------------------
                                                  Authorized Signing Officer

Seal

                             REGISTRAR'S CERTIFICATE
                                OF AUTHENTICATION

This is the Bond of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.


ROYAL BANK OF CANADA
as Registrar

By:
   -------------------------------
   Authorized Signatory

                         SCHEDULE ONE TO THE GLOBAL BOND

                     CANADA MORTGAGE AND HOUSING CORPORATION

                                U.S.$750,000,000
              4.80% United States Dollar Bonds due October 1, 2010


Initial Principal Amount: U.S.$[500,000,000][250,000,000]

Adjustments:

                      AMOUNT OF
                      INCREASE            NEW PRINCIPAL
DATE                  (DECREASE)          AMOUNT                 AUTHORIZATION
----                  ----------          ------                 -------------
